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                                       Exhibit 23.2




                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Pre-Effective Amendment Number 1 to the Registration statement on Form S-1 (File No. 333-33883) of our report dated February 12, 1997 (except for the information in the last paragraph of Footnote F, for which the date is August 29, 1997), on our audits of the financial statements of Cubist Pharmaceuticals, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."

                                   COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
August 29, 1997
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